Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator and Investment Committee

Rocky Mountain Chocolate Factory, Inc. 401(k) Plan

Durango, Colorado

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-79342) of Rocky Mountain Chocolate Factory, Inc. of our report dated August 25, 2014, appearing in this Annual Report on Form 11-K of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2014.

/s/ EKS&H LLLP

EKS&H LLLP

August 25, 2014

Denver, Colorado